UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

IMARA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39247	81-1523849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 6th Floor Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 206-2020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IMRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 29, 2021, IMARA Inc. (the “Company”) held its Annual Meeting of Stockholders. The following is a summary of the matters voted on at that meeting.

1.

The Company’s stockholders elected Edward R. Conner, M.D., Carl Goldfischer, M.D. and Laura Williams, M.D., MPH as Class I directors, each to serve for a three-year term expiring at the 2024 Annual Meeting of Stockholders. The results of the stockholders’ vote with respect to the election of such Class I directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Edward R. Conner, M.D.	12,909,216	322,497	1,818,614
Carl Goldfischer, M.D.	12,975,409	256,304	1,818,614
Laura Williams, M.D., MPH	13,218,773	12,940	1,818,614

2.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining
15,029,681	13,785	6,861

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMARA INC.

Date: June 29, 2021	By:	/s/ Rahul D. Ballal
Name: Rahul D. Ballal
Title: President and Chief Executive Officer